Exhibit 99.1


FOR IMMEDIATE RELEASE
              FOR FURTHER INFORMATION CONTACT:


                                                  STEVE W. HEROD


                                                  713/759-6808, EXT. 104


                    MIDDLE BAY OIL COMPANY, INC. ANNOUNCES
                    NAME CHANGE TO 3TEC ENERGY CORPORATION


HOUSTON, TEXAS, DECEMBER 6, 1999... Middle Bay Oil Company, Inc. (NASDAQ
SmallCap: MBOC) announced today that it has changed its name to 3TEC Energy Corporation ("3TEC" or "Company"), effective December 7, 1999. The name change, as well as a domicile change from Alabama to Delaware, was approved by 3TEC's shareholders at a special meeting held November 18, 1999.


The Company's common stock symbol on the NASDAQ SmallCap Market will change to "TTEN" effective December 7, 1999.


3TEC Energy Corporation is an independent oil and gas exploration and production company with operations in Texas, Louisiana and Oklahoma.


The information contained in this press release may contain projections, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, environmental risks, drilling, producing and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, government regulation, competition and the ability of the Company to meet its stated business goals.